EXHIBIT 3.1

THE COMPANY CORPORATION www. corporate, com	The Company Corporation- Wilmington Suite 400 2711 Centerville Road Wilmington, DE 19808 800-818-6082 302-636-5454 (Fax)

Matter# Not Provided Project Id :	Order# 178971-5 Order Date 11/05/2009

Entity Name :	FROZEN FOOD GIFT GROUP, INC.
Jurisdiction :	DE-Secretary of State
Request for :	Amendment/Correction/Restated/Designation Filing
File#:	4521000
File date :	11/20/2009
Result:	Amendment Filed & Approved

Ordered by MR. JONATHAN F. IRWIN at MR. JONATHAN F. IRWIN

Thank you for using TCC.

If you have any questions concerning this order, please feel free to contact us.

William Scales
wscales@cscinfo.com

The responsibility for verification of the files and determination of the information therein lies with die filing officer; we accept no liability for errors or omissions.

Delaware	PAGE 1
Ihe First State

i,   jeffrey w.  bullock,   secretary of state of the state of delaware,  do hereby certify the attached is a true and correct copy of the certificate of amendment of "frozen food gift group, inc. ",  filed in this office on the twenty-third day of november, a.d.  2009, at 5:15 o'clock p.m.

a filed copy of this certificate has been forwarded to the new castle county recorder of deeds.

4749927 8100 091041992 You may verify this certification online at corp. delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 5.25 PM 11/23/2009 FILED 05:15 PM 11/23/2009 SRV 091041992 - 4749927 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General

Corporation Law of the State of Delaware does herebyxertify:

FIRST: That at a meeting of the Board of Directors of  FROZEN FOOD GIFT GROUP  INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended

by changing the Article thereof numbered " FOURTH"   so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Twenty Billion shares of common stock (20,000,000,000) with a par value of $0.00001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:   That said amendment was duly adopted m accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of  November 2009.

By:	/s/ JONATHAN F. IRWIN
Authorized Officer
Title: PRESIDENT

Name:	JONATHAN F. IRWIN
Print or Type